SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                             (Amendment No.     )
Filed by the Registrant <checked-box>
Filed by a party other than the Registrant <square>

Check the appropriate box:
<square> Preliminary Proxy Statement
<square> Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
<checked-box> Definitive Proxy Statement
<square> Definitive Additional Materials
<square> Soliciting Material Pursuant to <square>  <section>240.14a-11(c)
     or <square>  <section>240.14a-12


                           HUMBOLDT BANCORP
           (Name of Registrant as Specified In Its Charter)

                 _____________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

<checked-box>  No fee required
<square>  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
11

     1) Title of each class of securities to which transaction applies:_______________________________________________
     2) Aggregate number of securities to which transaction applies:_______________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________________
     4)    Proposed maximum aggregate value of transaction:_______
     5)    Total fee paid:________________________________________

<square>Fee paid previously with preliminary materials.

<square>Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)    Amount Previously Paid:________________________________
     2)    Form, Schedule or Registration Statement No.:__________
     3)    Filing Party:__________________________________________
     4)    Date Filed:___________________________________________

                               HUMBOLDT BANCORP
                               701 Fifth Street
                           Eureka, California 95501


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 21, 1998




TO THE SHAREHOLDERS OF HUMBOLDT BANCORP:

      The 1998 Annual Meeting of Shareholders of Humboldt Bancorp ("Humboldt") will be held at Humboldt Bank, 701 Fifth Street, Eureka, California 95501 at 5:00 p.m. on Thursday, May 21, 1998, for the following purposes:

      1.    ELECTION OF DIRECTORS.   To  elect  a  Board of twelve Directors to
            serve for the ensuing year.
      2. RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of Richardson and Company as independent certified accountants to audit Humboldt's financial statements for the fiscal year ending December 31, 1998.
      3. To adopt amendments to the Amended Humboldt Bancorp Stock Option Plan ("Amended Option Plan") which would, among other things,
            (i) increase the number of shares of common stock subject to the Amended Option Plan to 165,911; (ii) extend the possible Non-Statutory Option term granted to a director from five years to ten years; (iii) eliminate the vesting requirement on Non-Statutory Stock Options; and (iv) allow the Board or the appropriate committee with discretion to make revisions to outstanding Options issued under the Amended Option Plan consistent with such plan.
      4.    OTHER  BUSINESS.   To  consider and act upon such other business as
            may properly come before the meeting or any adjournment thereof.

      Only holders of Common Stock of record as of the close of business on March 31, 1998 will be entitled to vote at the meeting or any adjournment thereof.


                                       By Order of the Board of Directors,



                                       ALAN J. SMYTH


                                       Alan J. Smyth
                                       Corporate Secretary


April 13, 1998

YOU ARE URGED TO VOTE IN FAVOR OF MANAGEMENT'S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY HUMBOLDT'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF HUMBOLDT IN WRITING OF SUCH REVOCATION, BY FILING A DULY-EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING BY BALLOT.

                               HUMBOLDT BANCORP
                               701 Fifth Street
                           Eureka, California 95501


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 21, 1998


                                 INTRODUCTION


   This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Humboldt Bancorp ("Humboldt", and with its subsidiaries the "Company") to be held on Thursday, May 21, 1998 at 5:00 p.m. at 701 Fifth Street, Eureka, California, and at any and all adjournments thereof.

   It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and to vote at the Annual Meeting on or about April 13, 1998.


REVOCABILITY OF PROXIES

   A form of Proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to, and may, revoke it at any time before it is exercised, by filing with the Secretary of Humboldt an instrument revoking it or a duly executed Proxy bearing a later date. In addition, if the person executing a Proxy is present at the Annual Meeting, and elects to vote in person, the powers of the Proxy holders will be superseded as to those Proposals on which the shareholder actually votes at the Annual Meeting.

PERSONS MAKING THE SOLICITATION

   THIS SOLICITATION OF PROXIES IS BEING MADE BY HUMBOLDT'S BOARD OF DIRECTORS. The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Annual Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails, but officers, directors, and employees of the Company and its subsidiaries may solicit Proxies personally or by telephone, without receiving special compensation therefor. The Company will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in Humboldt is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies if management determines it to be advisable.


                               VOTING SECURITIES

   There were issued and outstanding 1,596,952 shares of Humboldt's common stock (the "Common Stock") as of March 31, 1998, which date has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").

   All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees, by following the instructions on the enclosed proxy card. With respect to the appointment of Richardson and Company to serve as the Company's independent auditors for the 1998 fiscal year, shareholders may vote in favor of or against the proposal, or may abstain


<PAAGE>3


from voting, by specifying their choice as indicated on the enclosed proxy card. With respect to the adoption of the amendments to the Amended Humboldt Bancorp Stock Option Plan ("Amended Option Plan") shareholders may vote in favor of, or against the proposal, or may abstain from voting, by specifying their choice as indicated on the enclosed proxy card. If no specific instructions are given with respect to any matter to be voted on, the shares represented by a signed proxy will be voted FOR the election of the Board's nominees, FOR the appointment of Richardson and Company as independent auditors and FOR the adoption of the amendments to the Amended Humboldt Bancorp Stock Option Plan ("Amended Option Plan"). Directors will be elected from nominees receiving the highest number of affirmative votes cast by the holders of Humboldt's Common Stock, voting in person or by proxy at the Annual Meeting; ratification of the appointment of Richardson and Company as independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock of Humboldt voting on such appointment in person or by proxy at the Annual Meeting. The adoption of amendments to the Amended Humboldt Bancorp Stock Option Plan ("Amended Option Plan") will require the affirmative vote of the holders of a majority of the shares of Humboldt's Common Stock, voting on such adoption in person or by proxy at the Annual Meeting. Thus abstentions, because they will be counted in determining whether a quorum is present for the vote on all matters, will have no effect for the election of directors, but will have the effect of a no vote for the ratification of Richardson and Company as the independent accountants and the adoption of amendments to the Amended Humboldt Bancorp Stock Option Plan ("Amended Option Plan"). Similarly, broker non-votes are also counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved, and will have the same effect as an abstention.

   On any matter submitted to the vote of the shareholders other than the election of directors, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on Humboldt's books as of the Record Date. In connection with the election of directors, shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if the shareholder holding such shares has given notice at the Meeting, prior to such voting, of his or her intention to vote cumulatively. (Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.) If any Company shareholder gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. All of these votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder sees fit. The nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected.

   If one of Humboldt's shareholders gives notice of intention to vote cumulatively, the persons holding the proxies solicited by the Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked "withhold from all nominees". Such an instruction, however, will also deny the proxy holders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the Annual Meeting, although it will not prevent the proxy holders from voting, at their discretion, for any other person whose name may be properly placed in nomination at the Annual Meeting.

   A shareholder may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by the Board of Directors by marking the appropriate box on the proxy card and striking out the names of the disfavored candidates as they appear on the proxy card. In that event the proxy holders will not cast any of the shareholder's votes for candidates whose names have been crossed out, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been struck out, and for any other candidates who may be properly nominated at the Annual Meeting. If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, he or she must appear and vote in person at the Annual Meeting. Ballots will be available at the Annual Meeting for persons desiring to vote in person.

   All votes will be tabulated by the Secretary of Humboldt Bancorp and/or his assistant.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   Management of the Company knows of no person who owns, beneficially or of record, either individually or together with associates, more than five percent of the outstanding shares of Humboldt's Common Stock, except as set forth below. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned.


SECURITIES OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of December 31, 1997, the number and percentage of shares of Humboldt's outstanding Common Stock, which are beneficially owned, directly or indirectly, by (a) each of Humboldt's directors and nominees for director; (b) the Chief Executive Officer of Humboldt and each of the Company's three executive officers other than the Chief Executive Officer (the "named executive officers"); and (c) Humboldt's directors and the named executive officers as a group. The Company identifies as its executive officers the Chief Executive Officer, the Chief Financial Officer, the Senior Loan Officer and the Chief Administrative Officer of Humboldt who have a significant impact on the overall direction of financial reporting of the Company. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the indicated person has sole or shared voting or investment power and shares which he has the right to acquire within 60 days of December 31, 1997. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

                                       OPTIONS
                         SHARES        EXERCISABLE
                         HELD          BY 3/1/97       TOTAL         %

Myron Abrahamsen          13,143        13,506        26,649        1.47
Ronald F. Angell          17,217        13,365        30,582        1.69
Marguerite Dalianes        7,131        10,003        17,134        0.95
Francis A. Dutra          82,072         6,241        88,313        4.88
Gary L. Evans             14,352        18,196        32,548        1.80
Lawrence Francesconi      17,448         8,436        25,884        1.43
Clayton R. Janssen        10,663         8,194        18,857        1.04
James O. Johnson           5,280           200         5,480        0.30
John McBeth               29,460         8,436        37,896        2.10
Michael Renner            11,039           640        11,679        0.65
John R. Winzler           22,233        18,196        40,429        2.24
Theodore S. Mason          6,252        62,013        68,265        3.77
Alan J. Smyth                  0        29,319        29,319        1.62
Ronald V. Barkley            166        29,319        29,485        1.63
Paul A. Ziegler                0         6,173         6,173        0.34
TOTAL:                   236,456       232,237       468,693       25.91
  a) Directors           236,290       167,426       403,716       22.32
  b) Executive Officers      166        64,811        64,977        3.60
  c) Directors &
     Executive Officers  236,456       232,237       468,693       25.91


Directors Abrahamsen and Dutra decided not to seek reelection to the Board of Directors and the Board appointed Directors Vaissade and Thomas in early 1998. Richard L. Whitsell, Vice President and Branch Administrator was appointed an Executive Officer in January, 1998.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

NOMINEES

   Humboldt's directors are elected annually, to serve until the next Annual Meeting of shareholders and until their respective successors have been elected. All of the nominees listed below have served as directors since Humboldt's last Annual Meeting of Shareholders, which was held in April of 1996, with the exception of James O. Johnson who was appointed to the Board in May 1997.

   Humboldt's Bylaws provide that the number of directors of Humboldt may not be less than eight (8) nor more than fifteen (15) until changed by an amendment to the Bylaws adopted by Humboldt's shareholders, with the exact number of directors within that range to be set by vote of the Board. At present, Humboldt's Board consists of twelve directors, and consequently proxies may be voted for twelve directors.

   The persons named below will be nominated for election as directors at the Annual Meeting to serve until the 1999 Annual Meeting of Shareholders and until their successors are duly elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees below (or as many thereof as possible under the rules of cumulative voting). In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for director may only be made by complying with the nomination procedures which are described under the heading "Shareholder Proposals and Nominations" at the end of this Proxy Statement.

   The nominees for Director as proposed by management, their ages and their principal occupations during the past five years are:

  * RONALD F. ANGELL, 55, Attorney and Partner with the firm of Roberts, Hill, Calligan, Bragg, Feeney & Angell. Board member since 1989.
  * MARGUERITE DALIANES, 54, President of Dalianes Travel Service. Board member since 1992.
  * GARY L. EVANS, 55, Certified Public Accountant associated with the firm of Aalfs, Evans & Company. Board member since 1989.
  * LAWRENCE FRANCESCONI, 67, Retired Owner of Redwood Bootery. Board member since 1991.
  * CLAYTON R. JANSSEN, 72, Attorney and Partner with the firm of Janssen, Malloy, Needham, Morrison & Koshkin. Board member since 1993.
  * JAMES O. JOHNSON, 69, General Contractor and owner of Jim Johnson Construction. Board member since May 1997.
  * THEODORE S. MASON, 55, President and Chief Executive Officer of Humboldt Bank since March 1989. Prior to 1989 Mr. Mason was Manager of the Eureka Main Office of Bank of America for approximately five years. Board member since 1989.
  * JOHN MCBETH, 51, President of O & M Industries.  Board member since
    1992.
  * MICHAEL RENNER, 45, President of Renner Petroleum.  Board member since
    1996.
  * JERRY THOMAS, 53, President and General Manager of Eureka Fisheries. Board Member since 1998.
  * EDYTHE E. VAISSADE, 60, Retired Bank Executive.  Board Member since
    1998.
  * JOHN R. WINZLER, 67, Consulting Engineer and President of Winzler & Kelly. Board member since 1989.

   The term of office of each director of Humboldt is one year. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of Humboldt acting within their capacities as such. There are no family relationships between any of the directors and executive officers of Humboldt. No director or officer of Humboldt serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

   Directors will be elected from the nominees receiving the highest number of affirmative votes of the shares of Common Stock present and voting at the Annual Meeting. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders express an intention to exercise the right of cumulative voting, in which case all shares will be accorded the cumulative voting rights described under the caption "Voting Securities", above.

   The Board of Directors recommends a vote FOR each of the nominees for director described above.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors of Humboldt held 12 regular and 16 special meetings in 1997. All directors attended 75% or more of the aggregate number of the Board of Directors and committee meetings on which each director served, except Marguerite Dalianes whose attendance was 68%.

   The   Board  of  Directors  of  Humboldt  has  the   following   committees:
Asset/Liability & Investment Committee, Audit & Capital Plan Committee, Budget & Finance Committee, Loan Committee, Personnel Committee, Premises Committee and Special Activities Committee.

   The Asset/Liability and Investment Committee was composed of Clayton R. Janssen (Chairman), Francis A. Dutra, Larry Francesconi, Theodore S. Mason, Michael Renner, Alan J. Smyth and Ronald V. Barkley. The Committee met four
(4) times during 1997. As part of its responsibilities, the Asset/Liability and Investment Committee establishes philosophy and policy regarding the productive employment of excess funds and reserves in prudent investments consistent with liquidity requirements and regulatory prohibitions and reviews liquidity, capital, interest, market and credit risks to produce consistent, high quality earnings.

   The Audit & Capital Plan Committee was composed of Gary L. Evans (Chairman), Myron T. Abrahamsen and Marguerite Dalianes with Theodore S. Mason and Ronald
V. Barkley as non-voting members. The Committee met two (2) times in 1997 for the purpose of reviewing overall operations of the Bank. As part of its responsibilities, the Audit & Capital Plan Committee provides assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders and the investment community relating to corporate accounting, reporting practices of the corporation, the quality and integrity of the financial statements of the corporation, and the capital requirements of the corporation.

   The Loan Committee was composed of Gary L. Evans (Chairman), Ronald F. Angell, John Winzler, John McBeth, Theodore S. Mason, Clayton R. Janssen and Larry Francesconi with Myron Abrahamsen as an alternate. The Committee met 48 times in 1997. As part of its responsibilities, the Loan Committee establishes loan policy, examines and approves loans, delegates lending authority, makes periodic reviews of the Loan Portfolio, reviews declined loans and reviews all classified loans or other identified loan problems.

   The Personnel Committee was composed of Francis A. Dutra (Chairman), Myron Abrahamsen, Marguerite Dalianes, Larry Francesconi, Theodore S. Mason and John Winzler. The Committee met one (1) time in 1997. As part of its responsibilities, the Personnel Committee administers the Stock Option Plan, the E.S.O.P. Plan and makes recommendations to the Board of Directors on other Personnel matters.

   The Premises Committee was comprised of John Winzler (Chairman), Ronald F. Angell, John McBeth, Marguerite Dalianes and Theodore S. Mason. The Committee met seven (7) times in 1997. As part of its responsibilities, the Premises Committee reviews the premises requirements of the Bank and makes recommendations on matters relative to premises to the Board of Directors.

   The Special Activities Committee was comprised of Larry Francesconi (Chairman), Clayton R. Janssen, Ronald F. Angell, Gary L. Evans and Theodore S. Mason. The Committee met three (3) times in 1997. As part of its responsibilities, the Special Activities Committee reviews and approves policies for the Merchant BankCard Department, the Credit Issuing Department and any other Special Activities assigned to it by the Board of Directors.

   The Budget & Finance Committee was comprised of John Winzler (Chairman), John McBeth, Mike Renner and Larry Francesconi with Alan Smyth and Paul Ziegler as non-voting members. The Committee met two (2) times in 1997. As part of its responsibilities, the Budget & Finance Committee reviews and approves the annual budget and financial accounting procedures and makes recommendations to the Board of Directors on financial matters.

COMPENSATION OF DIRECTORS

   Directors of Humboldt or its subsidiaries who are also employees of the Company do not receive compensation for their service on such Boards of Directors. During 1997, non-employee directors of Humboldt received a fee of $400 per Board meeting attended, $200 per Board meeting not attended; Loan Committee Board members received $150 per meeting attended; all other Board committees received $100 per meeting attended.


EXECUTIVE OFFICERS

   The following are the names of the executive officers of the Bank and certain information concerning each of them:

NAME AND AGE                            BUSINESS EXPERIENCE

Theodore S. Mason, 55      President and Chief Executive Officer of the Bank
                           since its inception in 1989.
Alan J. Smyth, 64          Senior Vice President, Chief Financial Officer and
                           Board Secretary of the Bank since its inception in
                           1989.
Ronald V. Barkley, 61      Senior Vice President and Loan Administrator of the
                           Bank since its inception in 1989.
Paul A. Ziegler, 39        Vice President and Chief Administrative Officer of
                           the Bank since 1994. Prior to that time he was employed with U.S. Bank for five years as a Senior
                           Vice President and Area Manager.

EXECUTIVE COMPENSATION

   The following table sets forth all cash and non-cash compensation (including bonuses, other annual compensation, deferred compensation and options granted) paid or accrued to the named executive officers as of December 31, 1997, for services rendered to the Company during the periods indicated.

                     ANNUAL COMPENSATION           LONG TERM COMPENSATION

                                                  OTHER
                                                  ANNUAL   DEFERRED   OPTIONS
NAME                    YEAR  SALARY    BONUS(2)  COMP(3)  COMP(4)    GRANTED

Theodore S. Mason(1)    1997  $125,000  $45,990   $1,782   $125,000   2,000
Theodore S. Mason       1996  $105,000  $70,906   $1,658   $100,000   2,000
Theodore S. Mason       1995  $105,000  $52,001   $1,464    $60,000   3,000
Alan J. Smyth           1997   $85,000   $1,865   $2,107    $75,000   2,000
Alan J. Smyth           1996   $70,000  $68,017   $2,331    $50,000   1,000
Alan J. Smyth           1995   $70,000  $55,410   $2,506    $31,668     500
Ronald V. Barkley       1997   $85,000  $34,991   $1,882    $60,000   2,000
Ronald V. Barkley       1996   $70,000  $12,926   $2,250    $45,000   1,000
Ronald V. Barkley       1995   $70,000  $48,884   $1,750    $31,703     500
Paul A. Ziegler         1997   $77,000  $25,825     $554        -0-   5,000
Paul A. Ziegler         1996   $70,000  $24,600     $631        -0-   1,000
Paul A. Ziegler         1995   $55,070  $14,015     $553        -0-     500


   1. Humboldt Bank entered into an employment agreement with Mr. Mason on May 1, 1989 whereby Mr. Mason agreed to serve as the Bank's President and Chief Executive Officer, which Agreement on December 10, 1996 was extended a third time to January 1, 2001. Under the terms of the Agreement, Mr. Mason is entitled to receive a base salary of $125,000.00 per year and an incentive bonus based on a percentage ranging from 4% to 2.5% of the Bank's pre-tax net profits pursuant to an incentive bonus plan. During his term of employment, Mr. Mason may be reimbursed for travel, meals, entertainment expenses, service to charitable organizations, and membership in certain committees and other organizations. In addition, he is eligible for typical employee benefits such as paid vacation, sick leave, medical insurance and the use of an automobile owned by the Bank.
   2. Includes amounts paid to Mr. Mason, Mr. Smyth, Mr. Barkley and Mr. Ziegler pursuant to the Bank's Incentive Bonus Plan.
   3. Includes amounts imputed to Mr. Mason, Mr. Smyth, Mr. Barkley and Mr. Ziegler as income for tax purposes pursuant to the Bank's automobile program and the Bank's life insurance program.
   4. Includes amounts of salary or bonus deferred by Mr. Mason, Mr. Smyth and Mr. Barkley pursuant to the Bank's Deferred Compensation Plan. The amounts in this column are not included in the Salary and Bonus columns.

STOCK OPTION PLAN

      To attract and retain highly qualified personnel for the Bank, Bancorp has adopted the Humboldt Bancorp Stock Option Plan ("Option Plan"). The Option Plan provides for the granting of options for the issuance of up to 87,484 shares of Bancorp Common Stock. All key full-time salaried employees, key full-time salaried officers, and directors (including emeritus directors) who are not full-time salaried employees ("Eligible Directors") of Bancorp are eligible to be granted options under the Option Plan. Eligible Directors may only participate in the Option Plan pursuant to a formula. The Board, or the Committee in the case of grants to officers, is responsible for the operation of the Option Plan and has the sole discretion, subject to the express terms of the Option Plan, to make all determinations regarding (i) the selection of the eligible individuals, except directors, who are to receive option grants under the Option Plan and (ii) the terms and conditions of each option grant. Directors of Bancorp who are not serving on the Committee and who are not full time salaried employees are eligible to receive 1,000 Options upon joining the Board and 1,000 Options upon completion of a full year of service on the Board as of December 31st of each year.

      The option price per share shall be determined by the Board, or Committee, in its sole discretion and shall be specified in the agreement relating to such option. The option price shall not be less than 100% of the market value of the Common Stock on the date of grant. The Option Plan automatically terminates 10 years after the date the Board approved the Option Plan. However, the Option Plan can be terminated at any time by the Board of Directors. During 1997, Messrs. Mason, Smyth, Barkley and Ziegler received 2,000, 2,000, 2,000 and 5,000 options, respectively, under the Option Plan.

OTHER STOCK OPTIONS

      In addition, the Bank had issued 291,469 shares under a Bank Stock Option Plan and these options were assumed by the Bancorp.

INCENTIVE BONUS PLAN

      The Bank has an Incentive Bonus Plan for its employees, officers, vice presidents and higher ranking officers.

      Under the Bonus Plan, the Bank is required to grant incentive bonuses to the following employees in the following amounts based on the amount of the Bank's annual pre-tax profits, less any gain on investment securities sold, and plus any loss on investment securities sold: the President and Chief Executive Officer-4% of the first $2,000,000, 3% of the next $2,000,000 and 2.5% on amounts in excess of $4,000,000; the Senior Vice President and Chief Financial Officer-2% of the first $2,000,000, 1.5% of the next $2,000,000 and 0.5% on amounts in excess of $4,000,000; the Senior Vice President and Senior Loan Officer-2% of the first $2,000,000, 1.5% of the next $2,000,000 and 0.5% on amounts in excess of $4,000,000; and the Vice President and Chief Administrative Officer-0.5%.

      The Bank may also grant incentive bonuses to the other employees for an amount not exceeding 6.5% of the Bank's pre-tax net profits upon the recommendation of the Bank's President.

DEFINED CONTRIBUTION RETIREMENT PLAN

      The Bank has a defined contribution retirement plan covering substantially all of the Bank's employees. The Bank contributions to the plan are made at the discretion of the Board of Directors in an amount not to exceed the maximum amount deductible under the profit sharing plan rules of the Internal Revenue Service. Employees may elect to have a portion of their compensation contributed to the plan in conformity with the requirements of
Section 401(k) of the Internal Revenue Code.

DIRECTOR FEE PLAN

      Bancorp has adopted the Humboldt Bank Director Fee Plan (the "Fee Plan"). The Fee Plan provides for the issuance of up to 40,000 shares of Bancorp Common Stock.

      The Fee Plan permits each Bank director to elect to receive his/her directors' fees in the form of Bancorp common stock, cash, or a combination of Bancorp common stock and cash, and to elect to defer the receipt of any of the foregoing until the end of his/her term as a Bank director ("deferral"). If deferral is elected, the amount of the director's fees shall be credited to an account on behalf of the director; however, such crediting shall constitute a mere promise on the part of the Bank and Bancorp to pay/distribute on this account. The account is otherwise unsecured, unfunded and subject to the general claims of creditors of the Bank and Bancorp.

      The  following  tables  set forth the number of options  granted  to  the
Company's  executive  officers  during   1997  and  the  number  and  value  of
unexercised options held by such executive officers as of the end of 1997.


                             OPTION GRANTS IN 1997

                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                             % OF TOTAL                                 ANNUAL RATES OF
                              OPTIONS                                      STOCK PRICE
                             GRANTED TO   EXERCISE                       APPRECIATION FOR
                  OPTIONS     EMPLOYEES     PRICE     EXPIRATION           OPTION TERM
NAME              GRANTED      IN 1997    PER SHARE     DATE             5%            10%
                                                                                                              10%
Theodore S. Mason   2,000     6.3%       $19.77       February 18, 2007  $24,860.00    $63,020.00
Alan J. Smyth       1,000     3.1%       $19.77       February 18, 2007  $12,430.00    $31,150.00
Alan J. Smyth       1,000     3.1%       $30.25       December 18, 2007  $19,020.00    $48,210.00
Ronald V. Barkley   1,000     3.1%       $19.77       February 18, 2007  $12,430.00    $31,150.00
Ronald V. Barkley   1,000     3.1%       $30.25       December 18, 2007  $19,020.00    $48,210.00
Paul A. Ziegler     1,000     3.1%       $19.77       February 18, 2007  $12,430.00    $31,150.00
Paul A. Ziegler     4,000    12.5%       $30.25       December 18, 2007  $76,080.00   $192,840.00




                         AGGREGATED OPTION EXERCISES IN 1997

                                              NUMBER OF
                                             UNEXERCISED     VALUE OF
                                             OPTIONS AT     UNEXERCISED
                      SHARES                  YEAR-END      IN-THE-MONEY
                    ACQUIRED ON   VALUE     (EXERCISABLE/   (EXERCISABLE/
NAME                  EXERCISE   REALIZED   UNEXERCISABLE)  UNEXERCISABLE)

Theodore S. Mason     -0-          -0-     60,473 / 5,144   $474,008 / $59,193
Alan J. Smyth         -0-          -0-     28,548 / 3,129   $224,149 / $65,063
Ronald V. Barkley     -0-          -0-     28,548 / 3,129   $224,149 / $65,063
Paul A. Ziegler       -0-          -0-      5,402 / 6,129   $53,737 / $155,813



      The Bank pays the cost of premiums on life insurance policies insuring all employees, including executive officers, in amounts approximating two times their annual salaries. The policies are payable to the officers' designated beneficiaries. A portion of the premium paid by the Bank is imputed as income for tax purposes for the executive officers. Such amounts are included in the cash compensation set forth in the executive compensation table above.

SUPPLEMENTAL BENEFIT PLAN

      Humboldt Bank has adopted Salary Continuation Plans which act as supplemental benefit plans for senior management and certain other personnel. The Policy authorizes Humboldt and its subsidiaries to enter into individual agreements with selected officers, providing them certain retirement benefits. The Plans are approved by Humboldt's Board of Directors.

      As authorized, the Company has entered into Salary Continuation Agreements with Messrs. Mason, Smyth, Barkley, Ziegler and others. Each of these agreements, which are similar in form, provide that upon retirement the officer will receive, for a period of fifteen years (Mr. Smyth, Mr. Barkley, Mr. Ziegler and others for ten years) after the date of his/her retirement, a specified annual retirement payment, payable in equal monthly installments. In the event that the officer dies after his or her retirement, but before the end of the 15 year period (Mr. Smyth, Mr. Barkley, Mr. Ziegler and others for 10 years), the Company will continue to make such payments to the officer's designated beneficiary. If the officer should die prior to his/her retirement as described above, his/her designated beneficiary will receive, for a period of 15 years (Mr. Smyth, Mr. Barkley, Mr. Ziegler and others for 10 years), the same yearly benefit, payable in equal monthly installments.

      The agreements also provide that if any person or company acquires 25% or more of Humboldt's outstanding shares, through a tender offer, merger, or otherwise, or if Humboldt should sell substantially all of its assets to another bank or corporation which is not a wholly-owned subsidiary, and within two years thereafter the officer's employment by the Company is terminated or his/her salary or authority is materially reduced, the executive or officer will be entitled to receive an amount equal to the currently vested portion of his/her annual retirement benefit.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires Humboldt's officers and directors, and persons who own more than 10% of a registered class of Humboldt's equity securities, to file reports of ownership on Form 3 and changes of ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). They are also required by SEC rules to furnish Humboldt with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms received by Humboldt, or written representations from certain reporting persons that no Forms 5 were required for the officers, directors and ten-percent stockholders, Humboldt believes that during 1997 its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

      Some of the Company's directors and executive officers and their immediate families, as well as the companies with which they are associated or of which they are customers, have had banking transactions with Humboldt in the ordinary course of the Company's business. In addition, the Company expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features. The Company has a strong policy regarding review of the adequacy and fairness to the Company of loans to its directors and officers. The outstanding balance under extensions of credit to directors and executive officers of the Company and other companies with which such individuals are associated was $4,898,000 as of December 31, 1997.


PROPOSAL NO. 2:   RATIFICATION OF INDEPENDENT AUDITORS

      Upon the recommendation of Humboldt's Audit Committee, consisting of Chairman Gary Evans, Marguerite Dalianes and Myron T. Abrahamsen, the Board of Directors has appointed Richardson and Company as the Company's independent accountants to audit the consolidated financial statements of Humboldt and its subsidiaries for the 1998 fiscal year.

      Richardson and Company served as the Company's auditors for the fiscal year ended December 31, 1997, and during the course of that fiscal year they were also engaged by the Company to provide certain tax and consulting services. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to ratify the appointment.

      The Board of Directors recommends a vote FOR Proposal No. 2, Ratification of the Appointment of Richardson and Company as the Company's independent auditors for the succeeding year. If the appointment is not ratified,
Humboldt's Board of Directors will select other independent auditors. Representatives of Richardson and Company will be present at the Annual Meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

PROPOSAL NO. 3:   ADOPTION OF THE AMENDED HUMBOLDT BANCORP STOCK OPTION PLAN

      On April 17, 1996, the shareholders approved the adoption of the Humboldt Bancorp Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting of Options for the issuance of up to 87,484 shares of Bancorp Common Stock. Also, under the Option Plan, directors of Bancorp who are not serving on the committee that administers the Option Plan ("Committee") and who are not full-time salaried employees are eligible to receive Non-Statutory Options but only under certain conditions including that the Options vest 20% on the date of grant and 20% each year thereafter; and that the Options expire five (5) years after the date of grant. The Option Plan also provides for additional Option grants resulting from future stock issuances for both current and former directors and employees holding outstanding Options.

      The purpose of the Option Plan is to attract and retain the best personnel to Bancorp and to give Option recipients a greater personal stake in the success of the business. All key full-time salaried employees and officers, and directors (excluding emeritus directors) who are not full-time salaried employees ("Eligible Directors") of Bancorp or its subsidiary are eligible for grants of Options under the Option Plan. The Board, or the Committee in the case of grants to officers, is responsible for the operation of the Option Plan and has the sole discretion, subject to the express terms of the Option Plan, to make all determinations regarding (i) the selection of the eligible individuals, except directors, who are to receive Option grants under the Option Plan and (ii) the terms and conditions of each Option grant. Directors of Bancorp who are not serving on the Committee and who are not full-time salaried employees are eligible to receive Non-Statutory Options under the Option Plan. The Option price per share shall be determined by the Board, or Committee, in its sole discretion and shall be specified in the agreement relating to such Option. The Option price shall not be less than 100% of the market value of the Common Stock on the date of grant.

      On February 25, 1998, the Board of Directors approved amendments to the Option Plan. The Amended Humboldt Bancorp Stock Option Plan (the "Amended Option Plan") provides for an increase in the number of Bancorp Common Stock available under the Option Plan to 165,911. The Amended Option Plan also eliminates the vesting requirement on NonStatutory Options granted to directors of Bancorp, and extends the possible expiration date to ten (10) years after the date of grant. Also, under the Amended Option Plan, additional Option grants resulting from future stock issuances shall only be available for current, and not former, directors and employees holding outstanding Options. Subject to an Option holder's approval, Bancorp intends to amend outstanding Options to be consistent with the terms of the Amended Option Plan.

      Adoption of the Amended Option Plan is subject to (1) the approval by the affirmative vote of the holders of a majority of the outstanding shares of Bancorp's Common Stock, present in person or by proxy at a meeting of the Shareholders and entitled to vote thereon, and (2) the approval of applicable regulatory agencies, including the California Department of Corporations (DOC) pursuant to an application to amend the permit granted to the Bancorp for the Amended Option Plan. Upon shareholder approval of the Amended Option Plan, the future grants of stock Options thereunder will be exempt from Section 16(b) of the 1934 Act dealing with short-swing profit liability so long as the Amended Option Plan is otherwise in compliance with 16b-3 of the 1934 Act.

      If the Amended Option Plan is adopted, all Directors of Bancorp owning Options to acquire shares of Common Stock will be affected by the amendments.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS ADOPT THE AMENDED HUMBOLDT BANCORP STOCK OPTION PLAN.

SHAREHOLDER PROPOSALS

      Under certain circumstances, shareholders are entitled to present proposals at shareholders' meetings, provided that the proposal is submitted in a timely manner and in a form that complies with applicable regulations. For any such shareholder proposal to be included in the proxy statement to be prepared for next year's annual meeting, the shareholder must submit the proposal prior to October 16, 1998 in a form that complies with applicable regulations.

OTHER MATTERS

      Management does not know of any matters to be presented at the Annual Meeting other than those set forth above. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in accordance with the judgment of the person or persons authorized to vote the Proxy, and discretionary authority to do so is included in the Proxy.




                                          ALAN J. SMYTH

                                          Alan J. Smyth
                                          Corporate Secretary

Dated:      April 13, 1998











      The Annual Report to Shareholders for the fiscal year ended December 31, 1997 is being mailed concurrently with this Proxy Statement to all shareholders of record as of March 31, 1998.


      A COPY OF HUMBOLDT'S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HUMBOLDT BANCORP, P. O. BOX 1007, EUREKA, CALIFORNIA 95502-1007.

                               HUMBOLDT BANCORP
                       ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 21, 1998
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoint(s) Alan J. Smyth and Cindy Cabeceira, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to represent and to vote, as designated below, all shares of Common Stock of Humboldt Bancorp (the "Company") that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company to be held at 701 Fifth Street, Eureka, California, on May 21, 1998 at 5:00 p.m., local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting, or any adjournment thereof. The undersigned may revoke this Proxy at any time prior to its exercise.

IF ANY SHAREHOLDER GIVES PROPER NOTICE AT THE ANNUAL MEETING OF HIS/HER INTENTION TO CUMULATE HIS/HER VOTES IN THE ELECTION OF DIRECTORS, THE PROXY HOLDERS WILL HAVE THE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG ANY OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN SUCH ORDER AS THEY MAY DETERMINE UNLESS THE SHAREHOLDER HAS OTHERWISE INDICATED BY MARKING THE BOXES ON THE OTHER SIDE OF THIS CARD. SEE THE "VOTING SECURITIES" SECTION OF THE PROXY STATEMENT FOR MORE INFORMATION.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED ON THIS CARD. IN THE EVENT THAT NO SUCH DIRECTION IS GIVEN HEREON AND THIS PROXY IS NOT SUBSEQUENTLY REVOKED OR SUPERSEDED, THE PROXYHOLDERS NAMED ABOVE INTEND TO VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE AND FOR EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED ON THIS CARD.
                                                       _
PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE:  /X/

1. Proposal to elect the following nominees to serve as directors, each to hold office until the 1999 Annual Meeting of Shareholders or until his/her successor has been duly elected and qualified:

    Nominees: Ronald F. Angell, Marguerite Dalianes, Gary L. Evans, Lawrence Francesconi, Clayton R. Janssen, James O. Johnson, Theodore S. Mason, John McBeth, Michael Renner, Jerry Thomas, Edythe E. Vaissade and John R. Winzler.
             _                 _
            /_/               /_/
            FOR ALL           WITHHOLD FROM
            NOMINEES          ALL NOMINEES

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his/her name in the list above.)

2.  Proposal  to   ratify  the  appointment  of  Richardson  and  Company  as independent auditors to audit the Company's financial statements for the fiscal year ended December 31, 1998.
             _                 _                 _
            /_/               /_/               /_/
            FOR               AGAINST           ABSTAIN

3. Proposal to adopt amendments to the Amended Humboldt Bancorp Stock Option Plan ("Amended Option Plan").
             _                 _                 _
            /_/               /_/               /_/
            FOR               AGAINST           ABSTAIN

I/we  ___ do  ___ do not expect to attend this meeting.

TO ASSURE A QUORUM, YOU ARE URGED TO DATE, COMPLETE, AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

SHAREHOLDER(S):




__________________________________________________
(SIGNATURE)




__________________________________________________
(SIGNATURE)




DATE: ______________________________, 1998.